Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(52,626,835)
Unrealized Gain (Loss) on Market Value of Futures	53,586,280
Dividend Income	46,319
Interest Income	523,723
ETF Transaction Fees	14,000
Total Income (Loss)	$1,543,487

Expenses
General Partner Management Fees	$146,975
Professional Fees	74,258
Brokerage Commissions	113,459
Non-interested Directors' Fees and Expenses	2,959
Prepaid Insurance Expense	2,575
NYMEX License Fee	3,674
SEC & FINRA Registration Expense	4,479
Total Expenses	$348,379
Net Income (Loss)	$1,195,108

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/19	$278,188,779
Additions (5,400,000 Shares)	127,216,361
Withdrawals (3,500,000 Shares)	(84,777,212)
Net Income (Loss)	1,195,108

Net Asset Value End of Month	$321,823,036
Net Asset Value Per Share (12,984,588 Shares)	$24.79

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596